UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 18, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 19, 2014, TIBCO Software Inc. (the “Company”) announced the appointment of R. Todd Bradley to the position of President. Mr. Bradley joined the Company effective immediately.

Mr. Bradley, age 55, joined TIBCO from Hewlett-Packard Company, where he served in various capacities from 2005 to 2014, including executive vice president of the Printing and Personal Systems Group. Prior to Hewlett-Packard, Mr. Bradley held senior roles at GE Capital Corp., The Dun & Bradstreet Corp., Gateway Corp., FedEx Corp. and palmOne, where he was the Chief Executive Officer from October 2003 to February 2005.

In connection with the appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Bradley on June 19, 2014. Mr. Bradley is an at-will employee of the Company. The Agreement has a term of three years unless terminated earlier in accordance with its terms, and automatically renews for successive one year periods thereafter unless prior written notice is provided.

Pursuant to the terms of the Agreement, Mr. Bradley will receive an annual base salary of $700,000 and will be eligible to receive a bonus payable upon achievement of performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Committee”). Mr. Bradley’s annual target bonus will be 100% of his base salary. Mr. Bradley’s bonus for fiscal year 2014 shall not be less than the pro rata portion of his target bonus based on his period of employment during fiscal year 2014. Additionally, the Company will provide Mr. Bradley with a monthly stipend of $6,250, subject to Mr. Bradley’s rental or non-primary residence acquisition of housing in the Palo Alto area.

In addition, pursuant to and in connection with the execution of the Agreement, Mr. Bradley has been granted time-based restricted stock covering 400,000 shares of the Company’s common stock (the “Initial Equity Award”). The Initial Equity Award shall vest as to 20% of the shares subject to the award on December 15, 2014 and an additional 20% of the shares subject to the award will vest on each anniversary thereof, subject in each case to Mr. Bradley’s continued service to the Company. Notwithstanding the foregoing, Mr. Bradley agreed that he will not sell or transfer any shares subject to the Initial Equity Award (other than shares withheld or sold to satisfy required tax withholding obligations) prior to June 19, 2016 (the “initial award share sale restriction”).

If the Company terminates Mr. Bradley’s employment without Cause, or if Mr. Bradley terminates his employment with the Company for Good Reason, and the termination is not in connection with a Change of Control, Mr. Bradley will receive the following: (i) continued payments of his base salary for a period of twelve months, (ii) a lump-sum payment equal to his actual bonus for the fiscal year immediately preceding the fiscal year in which the termination occurs, (iii) reimbursement for premiums paid with respect to certain health benefits for the period until Mr. Bradley is no longer receiving base salary payments, (iv) except to such greater extent as may be set forth in any applicable award agreement, twelve months’ accelerated vesting of equity awards held by Mr. Bradley; provided, however if the qualifying termination of employment occurs prior to December 15, 2014, then any acceleration shall cover vesting through December 15, 2015, and (v) the initial award share sale restriction shall lapse.

If the Company terminates Mr. Bradley employment without Cause, or if Mr. Bradley terminates his employment with the Company for Good Reason, and in either event such termination occurs during the period beginning three months prior to a Change of Control and ending twelve months following a Change of Control, Mr. Bradley will receive the following: (i) continued payments of his base salary for a period of twenty-four months, (ii) a lump-sum payment equal to twice the average of Mr. Bradley’s actual bonuses for the two fiscal years immediately preceding the year in which the Change of Control occurs, (iii) reimbursement for premiums paid with respect to certain health benefits for the period until Mr. Bradley is no longer receiving base salary payments, (iv) except to such greater extent (with respect to performance vesting awards) as may be reflected in any applicable award agreement, full vesting of all equity awards held by Mr. Bradley and (v) the initial award share sale restriction shall lapse.

The Agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Bradley from competing with the Company or soliciting its employees or customers during the period that he is receiving severance benefits from the Company.

With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Bradley and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Bradley and the Company that would be required to be reported.

The text of the press release entitled “TIBCO Software Names R. Todd Bradley as President” is filed herewith as Exhibit 99.1.

(d) On June 18, 2014, the Company appointed Phil Fernandez, age 53, to its Board of Directors effective immediately.

Mr. Fernandez will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices. In connection with the appointment, Mr. Fernandez was granted 22,500 restricted stock units, which vest as to one-third of the award on each anniversary of the grant date such that the restricted stock units shall be fully vested on the third anniversary of the grant date. In addition, the Company will enter into its standard form of indemnification agreement for its officers and directors with Mr. Fernandez.

A copy of the press release entitled “Phil Fernandez Appointed to TIBCO Software Board of Directors” is filed herewith as Exhibit 99.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 18, 2014, the Board of Directors amended the Company’s bylaws to increase the size of the Board of Directors from six to seven.

The Company’s Amended and Restated Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated June 19, 2014.

99.2	Press Release of TIBCO Software Inc. dated June 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and
Secretary

Date: June 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated June 19, 2014.

99.2	Press Release of TIBCO Software Inc. dated June 19, 2014.